Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Central Valley Community Bancorp of our report dated March 29, 2017, related to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Sacramento, California
May 31, 2017